FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS
www.sunbiz.org

Detail by Entity Name

Florida Profit Corporation

EUROSPORT ACTIVE WORLD CORP.

Filing Information

Document Number	P07000131615
FEI/EIN Number	650913886
Date Filed	12/12/2007
Effective Date	08/23/2000
State	FL
Status	ACTIVE
Last Event	REINSTATEMENT
Event Date Filed	10/25/2014

Principal Address

2000 PONCE DE LEON
6TH FLOOR
MIAMI, FL 33134

Changed: 10/25/2014

Mailing Address

2000 PONCE DE LEON
6TH FLOOR
MIAMI, FL 33134

Changed: 10/25/2014

Registered Agent Name & Address

HOFFMAN, COREY
3250 MARY ST.
MIAMI, FL 33133

Name Changed: 05/04/2012

Address Changed: 05/04/2012

Officer/Director Detail

Name & Address

Title PD

HOFMEIER, RALPH, CEO

RUE DE OBSERVATOIRE 40A
NEUCHATEL, NE 2000 CH

Title CFO

Gary, Rodney , CFO
2000 PONCE DE LEON
6TH FLOOR
MIAMI, FL 33134

Title COO

VELAZQUEZ, IRMA
RUE DE OBSERVATOIRE 40A
NEUCHATEL, NE 2000 CH

Annual Reports

Report Year	Filed Date
2013	01/29/2013
2014	10/25/2014
2015	02/27/2015

Document Images

02/27/2015 -- ANNUAL REPORT	View image in PDF format
10/25/2014 -- REINSTATEMENT	View image in PDF format
01/29/2013 -- ANNUAL REPORT	View image in PDF format
10/11/2012 -- ANNUAL REPORT	View image in PDF format
05/04/2012 -- REINSTATEMENT	View image in PDF format
04/12/2010 -- ANNUAL REPORT	View image in PDF format
12/17/2009 -- ANNUAL REPORT	View image in PDF format
04/17/2009 -- ANNUAL REPORT	View image in PDF format
12/23/2008 -- ANNUAL REPORT	View image in PDF format
06/03/2008 -- ANNUAL REPORT	View image in PDF format
05/07/2008 -- ANNUAL REPORT	View image in PDF format
03/10/2008 -- Amendment and Name Change	View image in PDF format
12/12/2007 -- Domestic Profit	View image in PDF format